EXHIBIT 10.1

AMENDMENT TO JOHN A. MORELLI’S

EMPLOYMENT AGREEMENT

DATED NOVEMBER 1, 2000

AS AMENDED ON SEPTEMBER 30, 2002

THIS AMENDMENT, made as of the 5th day of December 2003 by and between Firearms Training Systems, Inc and FATS, Inc., both Delaware corporations (collectively as the “Company”), and John A. Morelli (the “Executive”).

THIS AMENDMENT hereby amends certain terms of Mr. Morelli’s employment agreement as follows:

1. Employment Term - the term of this employment agreement is hereby extended by one year and shall end on October 1, 2005.

All other terms and conditions of Mr. Morelli’s employment agreement remain as stated in the September 30th, 2002 Employment Agreement Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year above written.

Firearms Training Systems, Inc.
FATS, INC.
By:	/s/ Ron R. Mohling
Ron R. Mohling
Its:	Chairman of the Board and CEO

Executive:
By:	/s/ John A. Morelli
John A. Morelli
Chief Financial Officer